CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-230773 and 333-224501) and Form S-3 (No. 333-232041) of Smartsheet Inc. of our report dated March 31, 2020 relating to the financial statements, which appears in this Form 10-K, as amended.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 25, 2021